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                                                                     EXHIBIT 8.2

     [WILSON SONSINI GOODRICH & ROSATI PROFESSIONAL CORPORATION LETTERHEAD]

                                  July 2, 2003

J.D. Edwards & Company
One Technology Way
Denver, Colorado 80237

Ladies and Gentlemen:

      We have acted as counsel to J.D. Edwards & Company, a Delaware corporation ("the Company"), in connection with the preparation and execution of the Amended and Restated Agreement and Plan of Merger and Reorganization (the "Agreement"), dated as of June 16, 2003, by and among PeopleSoft, Inc., a Delaware corporation ("Parent"), the Company and Jersey Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"). The Agreement amends and restates in its entirety the Agreement and Plan of Merger among those parties dated as of June 1, 2003. The Acquisition and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of Parent, which includes the Prospectus relating to the Acquisition (the "Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

      In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Acquisition will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof and
(ii) the continuing truth and accuracy at all relevant times of the statements, representations and warranties made by the Company and Parent in the Agreement or the Prospectus.

      Based upon the foregoing, it is our opinion that the discussion in the Registration Statement, under the caption "Material Federal Income Tax Consequences," to the extent it constitutes descriptions of legal matters or legal conclusions, is accurate in all material respects.

      This opinion represents our best judgment regarding the application of federal income tax laws under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. This opinion is being delivered prior to the consummation of the proposed transactions and therefore is prospective and dependent on future events. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusion stated herein. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements,
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J.D. Edwards & Company
July 2, 2003
Page 2

representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

      This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement under the caption "Material Federal Income Tax Consequences." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         /s/ Wilson Sonsini Goodrich & Rosati
                                             Professional Corporation

                                         WILSON SONSINI GOODRICH & ROSATI
                                         Professional Corporation